UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

DOMA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Mission Street, Suite 1050
San Francisco, CA 94105
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 650-419-3827

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	New York Stock Exchange
Warrant to purchase common stock	DOMAW	*

* The warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced by Doma Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2024, on March 28, 2024, States Title Holding, Inc. (“States Title”), a subsidiary of the Company, and Closing Parent Holdco, L.P. (“Topco”) entered into a commitment letter (the “Topco Commitment Letter”), pursuant to which Topco committed to provide a $35 million senior secured delayed draw term loan facility to States Title.

On April 30, 2024, pursuant to the Topco Commitment Letter, States Title and certain of its subsidiaries entered into a Senior Loan and Security Agreement (the “Senior Loan Agreement”) with the lenders party thereto and Alter Domus (US) LLC as administrative agent and collateral agent. Pursuant to the Senior Loan Agreement, the lenders party thereto have committed, on a several basis, to provide States Title with a $22.5 million senior secured delayed draw term loan facility (the “Senior Term Facility”) (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Senior Term Facility will have two tranches: (a) up to $12.5 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Senior Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Senior Loan Agreement. Each loan made under the Senior Term Facility will mature three years after it is drawn.

The Senior Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the obligations under the Loan and Security Agreement dated as of December 31, 2020 (as amended, including pursuant to the Sixth Amendment referred to below, the “Subordinated Loan Agreement”) by and among States Title and certain of its subsidiaries, the lenders party thereto and Hudson Structured Capital Management Ltd. as administrative agent and collateral agent (“HSCM”)) and will be senior in right of payment to all existing and future debt for borrowed money (including the Subordinated Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Subordinated Loan Agreement are set forth in an intercreditor and subordination agreement (the “Subordination Agreement”) and include certain prohibitions on the exercise of remedies by the lenders under the Subordinated Loan Agreement.

Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable in arrears in kind on the last day of each interest period. The Senior Term Facility will include an undrawn fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Senior Term Facility as of the date of the Senior Loan Agreement (which upfront fee is reduced to 2.0% for any commitments that are terminated within 30 days after the date of the Senior Loan Agreement), payable upon the funding or termination of such commitments. Prepayments of the Senior Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Senior Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

Concurrently with the entry into the Senior Term Facility, States Title and certain of its subsidiaries, the lenders party thereto and HSCM entered into a Sixth Amendment to Loan and Security Agreement (the “Sixth Amendment”), pursuant to which, among other things, HSCM and the lenders party thereto consented to the terms of the Senior Loan Agreement and implemented certain other changes to align with the terms of the Subordination Agreement.

The foregoing descriptions of the Senior Loan Agreement, the Subordination Agreement and the Sixth Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Senior Loan Agreement and the Subordination Agreement, copies of which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1*
Senior Loan and Security Agreement, dated as of April 30, 2024, among States Title Holding, Inc., certain subsidiaries of States Title Holding, Inc., as guarantors, the lenders from time to time party thereto, and Alter Domus (US) LLC, as administrative agent for the lenders and collateral agent

10.2	Intercreditor and Subordination Agreement, dated as of April 30, 2024, between Alter Domus (US) LLC, as senior agent, and Hudson Structured Capital Management Ltd., as subordinated agent.

10.3	Sixth Amendment to Loan and Security Agreement, dated as of April 30, 2024, by and among by States Title Holding, Inc., certain subsidiaries of States Title Holding, Inc., as guarantors, the lenders from time to time party thereto, and Hudson Structured Capital Management Ltd., as administrative agent for the lenders and collateral agent

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* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMA HOLDINGS, INC.

Date: May 2, 2024	By:	/s/ Mike Smith
Mike Smith Chief Financial Officer